Exhibit 23.2


                       Consent of Independent Accountants

         We hereby consent to the incorporation by reference in the prospectus constituting part of this Registration Statement of SoftNet Systems, Inc. on Form S-3 of our report dated December 1, 1998, except for Note 18 which is dated January 13, 1999, which appears on the 1998 Annual Report to Shareholders of
SoftNet Systems, Inc., which is incorporated by reference in SoftNet's Annual Report on Form 10-K for the year ended September 30, 1998. We hereby further consent to the incorporation by reference in the prospectus constituting part of this Registration Statement on Form S-3 of our report on Intelligent Communications, Inc. Financial Statements dated February 9, 1999, which is incorporated by reference in SoftNet's Reports on Form 8-K/A filed with the SEC on February 26, 1999 and March 12, 1999. We also consent to the reference to us under the heading "Experts" in such prospectus and Form 8-K/A.


                                              /s/PRICEWATERHOUSECOOPERS LLP



March 22, 1999
San Jose, California